                                                                     Exhibit 4.1


    CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES OF THE
                      SERIES J CONVERTIBLE PREFERRED STOCK
                                  CONSISTING OF
                     SERIES J-1 CONVERTIBLE PREFERRED STOCK,
                   SERIES J-2 CONVERTIBLE PREFERRED STOCK AND
                     SERIES J-3 CONVERTIBLE PREFERRED STOCK
                                       OF
                          FIBERNET TELECOM GROUP, INC.

         The undersigned, the Chief Executive Officer of FiberNet Telecom Group, Inc., a Delaware corporation (the "Company"), in accordance with the provisions of the Delaware General Corporation Law, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the following resolution creating a series of Series J Convertible Preferred Stock, was duly adopted on November 28, 2001:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there hereby is created out of the shares of Preferred Stock, par value $.001 per share, of the Company authorized in Article IV of the Certificate of Incorporation (the "Preferred Stock,"), a series of Preferred Stock of the Company, to be named "Series J Convertible Preferred Stock," consisting of "Series J-1 Convertible Preferred Stock," "Series J-2 Convertible Preferred Stock" and "Series J-3 Convertible Preferred Stock," consisting of One Thousand One Hundred (1,100) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

         1. Designation and Rank. The designation of such series of the
            --------------------
Preferred Stock shall be the Series J Convertible Preferred Stock, par value $.001 per share, consisting of Series J-1 Convertible Preferred Stock (the "Series J-1 Preferred Stock"), Series J-2 Convertible Preferred Stock (the "Series J-2 Preferred Stock") and Series J-3 Convertible Preferred Stock (the "Series J-3 Preferred Stock," and together with the Series J-1 Preferred Stock and the Series J-2 Preferred Stock, the "Series J Preferred Stock"). The number of shares of Series J Preferred Stock shall be One Thousand One Hundred (1,100) Shares, of which three hundred sixty (360) shares shall be designated Series J-1 Preferred Stock, four hundred thirty (430) shares shall be designated Series J-2 Preferred Stock and three hundred ten (310) shares shall be designated Series J-3 Preferred Stock. The Series J Preferred Stock shall rank (i) prior to the common stock, par value $.001 per share (the "Common Stock"), and to all other classes and series of equity securities of the Company which by its terms does not rank senior to the Series J Preferred Stock ("Junior Stock"); (ii) on parity with the Series H Convertible Preferred Stock, and (iii) junior to any class or series of equity securities which by its terms shall rank senior to the Series J Preferred Stock. The Series J Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding. The Series J-1 Preferred Stock, Series J-2 Preferred Stock and Series J-3 Preferred Stock shall have the same rights, designations, powers, preferences and relative and other special rights and the same qualifications, limitations and restrictions except with respect to each such series, the Floor Price as defined in Section 5(d) hereof) shall be calculated and fixed on the date of issuance of each such series.

      2. Dividends. The holders of record of shares of Series J Preferred
         ---------
Stock shall not be entitled to receive any dividends.

      3. Voting Rights.
         -------------

         (a) Class Voting Rights. The Series J Preferred Stock shall have the
             -------------------
following class voting rights (in addition to the voting rights set forth in Section 3(b) hereof). So long as ten percent (10%) of the Series J Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least three-fourths (3/4) of the shares of the Series J Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series J Preferred Stock vote separately as a class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Preferred Stock, ranking prior to the Series J Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up;
(ii) amend, alter or repeal the provisions of the Series J Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series J Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of the Company's Junior Stock; (iv) amend the Certificate of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series J Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock or any other class or series of equity securities which by its terms shall rank on parity with the Series J Preferred Stock shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; (v) effect any distribution with respect to Junior Stock (except for issuances or deemed issuances of securities in connection with a repricing or adjustment to the exercise price of any outstanding options or warrants in accordance with Section 5(e)(iii)(ix) hereof); or (vi) reclassify the Company's outstanding securities (except for issuances or deemed issuances of securities in connection with a repricing or adjustment to the exercise price of any outstanding options or warrants in accordance with Section 5(e)(iii)(ix) hereof).

         (b) General Voting Rights. Except with respect to transactions upon
             ---------------------
which the Series J Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) above and except as otherwise required by Delaware law, the Series J Preferred Stock shall have no voting rights. The Common Stock into which the Series J Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

      4. Liquidation Preference.
         ----------------------

         (a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series J Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company whether such assets are capital or surplus of any nature, an amount equal to $10,000 per share (the "Liquidation Preference Amount") of the Series J Preferred Stock before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount payable to the holders of outstanding shares of the Series J Preferred Stock and any series of preferred stock or any other class of stock on a parity, as to rights on liquidation, dissolution or winding up, with the Series J Preferred Stock, then all of said assets will be distributed among the holders of the Series H Convertible Preferred Stock, Series J Preferred Stock and the other classes of stock on a parity with the Series H Convertible Preferred Stock and Series J Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series J Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series J Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by the Company's independent, outside accountant) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series J Preferred Stock has been paid in cash the full Liquidation Preference Amount to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series J Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

         (b) A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. In the event of the merger or consolidation of the Company with or into another corporation, the Series J Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

         (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than forty-five (45) days prior to the payment date stated therein, to the holders of record of the Series J Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

      5. Conversion. The holder of Series J Preferred Stock shall have the
         ----------
following conversion rights (the "Conversion Rights"):

         (a) Right to Convert. At any time on or after the Issuance Date, the
             ----------------
holders of any such shares of Series J Preferred Stock may, at such holder's option, subject to the limitations set forth in Section 7 herein, elect to convert (a "Voluntary Conversion") all or any portion of the outstanding shares of Series J Preferred Stock held by such persons into a number of fully paid and nonassessable shares of Common Stock (the "Conversion Rate") equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series J Preferred Stock being converted divided by (ii) the Conversion Price (as defined in Section 5(d)(iii) below) then in effect as of the date of the delivery by such holder of its notice of election to convert.

         (b) Mechanics of Voluntary Conversion. The Voluntary Conversion of
             ---------------------------------
Series J Preferred Stock shall be conducted in the following manner:

         (i) Holder's Delivery Requirements. To convert Series J Preferred Stock
             ------------------------------
into full shares of Common Stock on any date (the "Voluntary Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Voluntary Conversion Date but in no event later than six (6) business days after such date the original certificates representing the shares of Series J Preferred Stock being converted (or an affidavit together with an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

         (ii) Company's Response. Upon receipt by the Company of a facsimile
              ------------------
copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within three (3) business days following the date of receipt by the Company of both, issue and deliver to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series J Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than five
(5) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series J Preferred Stock not converted.

         (iii) Dispute Resolution. In the case of a dispute as to the arithmetic
               ------------------
calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company's independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed calculations. Such accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder's calculation was correct, or by the holder, in the event the Company's calculation was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).

         (iv) Record Holder. The person or persons entitled to receive the
              -------------
shares of Common Stock issuable upon a conversion of the Series J Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

         (v) Company's Failure to Timely Convert. If within three (3) business
             -----------------------------------
days of the Company's receipt of the Conversion Notice and the Preferred Stock Certificates to be converted (the "Share Delivery Period") the Company shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series J Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series J Preferred Stock to which such holder is entitled pursuant to Section 5(b)(ii) (a "Conversion Failure"), in addition to all other available remedies which such holder may pursue hereunder and under the Purchase Agreement dated as of December 6, 2001 (the "Purchase Agreement") between the Company and the initial holder of the Series J Preferred Stock (including indemnification pursuant to Section 6 thereof), the Company shall pay additional damages to such holder on each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series J Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 5(b)(ii) and (B) the Closing Bid Price (as defined in Section 5(d) below) of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 5(b)(ii). If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2% per month (pro rated for partial months) until such payments are made.

         (c) Intentionally Omitted.
             ---------------------

         (d) Conversion Price.
             ----------------

             (i) The term "Conversion Price" shall mean ninety percent (90%) of the Market Price; provided, however, that the Conversion Price shall never be less than 90% of the Floor Price (as defined below).

             (ii) The term "Market Price" means the average of the five (5) lowest Volume Weighted Average Prices (as defined below) for the Company's Common Stock during the fifteen (15) trading days immediately prior to the Voluntary Conversion Date, subject to adjustment under Section 5(e) hereof; provided, that the Market Price shall never be greater than $.50.

             (iii) The term "Volume Weighted Average Price" shall mean the daily volume weighted average price (based on a Trading Day from 9:30 a.m. to 4:00 p.m., eastern time) of the Common Stock of the Company on the Nasdaq National Market (or any successor thereto) as reported by Bloomberg Financial LP using the AQR function.

             (iv) The term "Floor Price" shall mean 50% of the Market Price immediately prior to the date of calculation of such Floor Price; provided, however, that the Floor Price for the initial issuance of the Series J Preferred Stock shall be fixed at $.20 unless adjusted under Section 5(e) hereof. Upon each subsequent issuance of the Series J Preferred Stock, the Floor Price shall be calculated and fixed as of the date of such subsequent issuance for such subsequent issuance and shall be the Floor Price unless adjusted under Section 5(e) hereof. For such subsequent issuance, the Floor Price shall never be calculated to be less than $.10 (unless adjusted pursuant to Section 5(e) hereof) nor greater than $.20.

             (v) The term "Closing Bid Price" shall mean, for any security as of any date, the last closing bid price of such security in the Nasdaq National Market for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series J Preferred Stock.

         (e) Adjustment of Conversion Price.

             (i) Adjustments for Issuance of Additional Shares of Common Stock.
                 -------------------------------------------------------------

             (A) In the event the Company, shall, at any time, from time to time, issue or sell any additional shares of Common Stock or any securities convertible into or exchangeable for, directly or indirectly, Common Stock (the "Additional Shares of Common Stock"), at a price per share less than the Floor Price then in effect or without consideration, the Floor Price then in effect shall be reduced to a price equal to the consideration per share paid for such Additional Shares of Common Stock.

             (ii) Record Date. In case the Company shall take record of the
                  -----------
holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

             (iii) Certain Issues Excepted. Anything herein to the contrary
                   -----------------------
notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series J Preferred Stock upon the grant of issuances of securities in connection with (i) the exercise of warrants held by the holders of Series J Preferred Stock or the issuances of any Series J Preferred Stock;
(ii) issuances of up to 7,000,000 shares of Common Stock pursuant to the Company's stock option plans and employee stock purchase plans as they now exist or as they may be modified, amended or supplemented in the future; (iii) the issuance shares of Common Stock in connection with the conversion of the Series J Preferred Stock and any other existing class or series of preferred stock or any other options, warrant or other convertible securities outstanding on the Issuance Date; (iv) issuances of securities in connection with a strategic arrangement or alliance to building licensors, landlords, carriers, joint venture partners, vendors, consultants, lessors or lenders, and securities or instruments issued in connection with acquisitions so long as such issuances are not for the purpose of raising capital; (v) issuances in connection with strategic license agreements so long as such issuances are not for the purpose of raising capital; (vi) issuances to acquisition candidates; (vii) issuances for fees paid to an investment to an investment banker or advisor; (viii) issuances in public secondary offerings;
(ix) issuances or deemed issuances of securities in connection with a repricing or adjustment to the exercise price of any outstanding options or warrants outstanding on the date of issuance of the Series J Preferred Stock, provided, however, that the Company shall not reprice or adjust the exercise price of greater than 7,000,000 outstanding options at a price below $.30 (as adjusted for any stock splits, dividends, combinations, reclassifications, recapitalizations and similar events); and (x) issuances of securities to the Company's existing lenders or replacement lenders.

         (f) No Impairment. The Company shall not, by amendment of its
             -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series J Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Series J Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and/or enjoining conversion of all or part of said shares of Series J Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in the amount of the difference between the Conversion Price and the Closing Bid Price on the trading day preceding the date of the attempted conversion multiplied by the number of shares of Series J Preferred Stock sought to be converted, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

         (g) Certificates as to Adjustments. Upon occurrence of each adjustment
             ------------------------------
or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series J Preferred Stock pursuant to this
Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series J Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series J Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series J Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

         (h) Issue Taxes. The Company shall pay any and all issue and other
             -----------
taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series J Preferred Stock pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

         (i) Notices. All notices and other communications hereunder shall be in
             -------
writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series J Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any capital reorganization of the Company, a merger or consolidation of the Company with or into another corporation, the sale of all or substantially all of the Company's properties or assets to any other person, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series J Preferred Stock at least twenty (20) days prior to the date on which any capital reorganization of the Company, a merger or consolidation of the Company with or into another corporation, the sale of all or substantially all of the Company's properties or assets to any other person, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

         (j) Fractional Shares. No fractional shares of Common Stock shall be
             -----------------
issued upon conversion of the Series J Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date.

         (k) Reservation of Common Stock. The Company shall, so long as any
             ---------------------------
shares of Series J Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series J Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series J Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the shares of Series J Preferred Stock are at any time convertible (assuming a Conversion Price of $.18 upon issuance of the Series J-1 Preferred Stock and a Conversion Price of $.09 upon issuance of the Series J-2 Preferred Stock and Series J-3 Preferred Stock). The initial number of shares of Common Stock reserved for conversions of the Series J Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series J Preferred Stock based on the number of shares of Series J Preferred Stock held by each holder at the time of issuance of the Series J Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series J Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series J Preferred Stock shall be allocated to the remaining holders of Series J Preferred Stock, pro rata based on the number of shares of Series J Preferred Stock then held by such holder. The Company shall, from time to time in accordance with the Delaware General Corporation Law, as amended, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company's obligations under this Section 5(k).

         (l) Retirement of Series J Preferred Stock. Conversion of Series J
             --------------------------------------
Preferred Stock shall be deemed to have been effected on the applicable Voluntary Conversion Date and such date is referred to herein as the "Conversion Date". Upon conversion of only a portion of the number of shares of Series J Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of Series J Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(ii).

         (m) Regulatory Compliance. If any shares of Common Stock to be reserved
             ---------------------
for the purpose of conversion of Series J Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

     6. No Preemptive Rights. Except as provided in Section 5 hereof and in the
        --------------------
Purchase Agreement, no holder of the Series J Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

     7. Conversion Restrictions.
        -----------------------

        (a) Notwithstanding any other provision herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Series J Preferred Stock if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Series J Preferred Stock (the "Exchange Cap") without breaching the Company's obligations to receive shareholder approval prior to such issuance under the rules or regulations of The Nasdaq Stock Market, Inc. or any Alternative Exchange, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by applicable rules of The Nasdaq Stock Market, Inc. or any Alternative Exchange, for issuances of Common Stock in excess of such amount (the "Shareholder Approval") or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the shares of Series J Preferred Stock then outstanding; provided, however, that notwithstanding anything herein to the contrary, the Company, will issue such number of shares of Common Stock issuable upon conversion of the Series J Preferred Stock at the then current Conversion Price up to the Exchange Cap. If the conversion of any shares of Series J Preferred Stock would result in the issuance of Common Stock which in the aggregate would equal or exceed the Exchange Cap, the Company shall within thirty (30) days of such conversion request, (i) call a meeting of its stockholders in order to seek the Shareholder Approval as required by the applicable rules or regulations of Nasdaq or the Alternative Exchange, as applicable (the "Stockholders Meeting"), which Stockholders Meeting shall take place within sixty (60) days of the conversion request and (ii) file a proxy statement with the Securities and Exchange Commission. Until such approval or written opinion is obtained, no holder of Series J Convertible Preferred Stock pursuant to the Purchase Agreement shall be issued, upon conversion of shares of Series J Preferred Stock, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of shares of Series J Preferred Stock issued to such holder pursuant to the Purchase Agreement and the denominator of which is the aggregate amount of all the shares of Series J Preferred Stock issued to the holders pursuant to the Purchase Agreement (the "Cap Allocation Amount"). In the event that any holder of Series J Preferred Stock shall convert all of such holder's shares of Series J Preferred Stock into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Series J Preferred Stock on a pro rata basis in proportion to the number of shares of Series J Preferred Stock then held by each such holder. If the Company obtains the Shareholder Approval, the Company shall be obligated to issue upon conversion of the Series J Preferred Stock, in the aggregate, shares of Common Stock in excess of the Exchange Cap. If the Company fails to obtain the Shareholder Approval or call the Stockholder Meeting within the time period set forth herein, any holder of Series J Preferred Stock may exercise its rights pursuant to Section 9(a) hereof. Nothing in this Section 7(a) shall limit a holder's right to request conversion of its shares of Series J Preferred Stock or such holder's rights under Section 9 hereof.

         (b) Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Series J Preferred Stock convert shares of the Series J Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder owning more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of Series J Preferred Stock providing the Company with seventy-five (75) days notice (pursuant to Section 5(i) hereof) (the "Waiver Notice") that such holder would like to waive Section 7(b) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series J Preferred Stock, this Section 7(b) shall be of no force or effect with regard to those shares of Series J Preferred Stock referenced in the Waiver Notice.

      8. Redemption.
         ----------

         (a) Redemption Option Upon Major Transaction. In addition to all other
             ----------------------------------------
rights of the holders of Series J Preferred Stock contained herein and to the extent the Company has not previously delivered a Company's Redemption Notice (as defined below) or the holders of the Series J Preferred Stock have not previously converted, immediately prior to the occurrence of a Major Transaction (as defined below), each holder of Series J Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series J Preferred Stock as shall be outstanding on such date of a Major Transaction, out of lawfully available funds, at a price per share of Series J Preferred Stock equal to the Liquidation Preference Amount (the "Major Transaction Redemption Price").

      (b) Redemption Option Upon Triggering Event. In addition to all other
          ---------------------------------------
rights of the holders of Series J Preferred Stock contained herein and to the extent the Company has not previously delivered a Company's Redemption Notice (as defined below) or the holders of the Series J Preferred Stock have not previously converted, after a Triggering Event (as defined below), each holder of Series J Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series J Preferred Stock as shall be outstanding on such date of a Triggering Event, out of lawfully available funds, at a price per share of Series J Preferred Stock equal to 150% of the Liquidation Preference Amount (the "Triggering Event Redemption Price" and the "Major Transaction Redemption Price" are sometimes individually referred to herein as the "Redemption Price").

      (c) Remedy and Rights. Notwithstanding anything else contained herein to
          -----------------
the contrary, including for an event identified in Section 8(e)(iv), the Company shall not be required to redeem, pursuant to the provisions of Section 8(b) hereof, any portion of a holder's outstanding Series J Preferred Stock, or shares of Common Stock issued upon conversion of the Series J Preferred Stock, to the extent the issuance of such Series J Preferred Stock or Common Stock has been registered under the Securities Act of 1933, as amended, and the Common Stock continues to be listed on the Nasdaq National Market, Nasdaq SmallCap Market, the OTC Bulletin Board, the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. In addition, the Company's failure to maintain the effectiveness of the Registration Statement (as such terms are defined in the Purchase Agreement) or failure to conduct each of the Second Closing or Third Closing (as such term is defined in the Purchase Agreement), as applicable, shall not be deemed a breach of any representation, warranty or covenant of the Purchase Agreement, this Certificate of Designation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby.

      (d) "Major Transaction". A "Major Transaction" shall be deemed to have
           -----------------
occurred at such time as any of the following events:

         (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities);

         (ii) the sale or transfer of all or substantially all of the Company's assets; or

         (iii) consummation of a purchase, tender or exchange offer made for the outstanding shares of Common Stock to the holders of more than 30% of the outstanding shares of Common Stock within eighteen (18) months from the date of filing of this Certificate of Designation.

      (e) "Triggering Event". A "Triggering Event" shall be deemed to have
           ----------------
occurred at such time as any of the following events:


         (i) the suspension from listing or the failure of the Common Stock to be listed on the Nasdaq National Market, the Nasdaq SmallCap Market, the OTC Bulletin Board, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., as applicable, for a period of five (5) consecutive trading days;

         (ii) the Company's notice to any holder of Series J Preferred Stock, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 9) or its intention not to comply with proper requests for conversion of any Series J Preferred Stock into shares of Common Stock;

         (iii) the Company's failure to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designation within ten
(10) business days after the receipt by the Company of the Conversion Notice and the Preferred Stock Certificates; or

         (iv) the Company breaches any representation, warranty or covenant of the Purchase Agreement, this Certificate of Designation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in the Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of a least fifteen (15) days.

      (f) Mechanics of Redemption at Option of Buyer Upon Major Transaction. No
          -----------------------------------------------------------------
sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to each holder of Series J Preferred Stock. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of Series J Preferred Stock then outstanding may require the Company to redeem, effective immediately prior to the consummation of such Major Transaction, all of the holder's Series J Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Major Transaction") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of shares of Series J Preferred Stock that such holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 8(a) above.

      (g) Mechanics of Redemption at Option of Buyer Upon Triggering Event.
          ----------------------------------------------------------------
Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Series J Preferred Stock. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Series J

Preferred Stock then outstanding may require the Company to redeem all of the Series J Preferred Stock by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Triggering Event") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of shares of Series J Preferred Stock that such holder is electing to redeem and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 8(b) above.

      (h) Payment of Redemption Price. Upon the Company's receipt of a Notice(s)
          ---------------------------
of Redemption at Option of Buyer Upon Triggering Event or a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Series J Preferred Stock, the Company shall immediately notify each holder of Series J Preferred Stock by facsimile of the Company's receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event or Notice(s) of Redemption at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Company such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall deliver the applicable Major Transaction Redemption Price immediately prior to the consummation of the Major Transaction; provided that a holder's Preferred Stock Certificates shall have been so delivered to the Company; provided further that if the Company is unable to redeem all of the Series J Preferred Stock to be redeemed, the Company shall redeem an amount from each holder of Series J Preferred Stock being redeemed equal to such holder's pro-rata amount (based on the number of shares of Series J Preferred Stock held by such holder relative to the number of shares of Series J Preferred Stock outstanding) of all Series J Preferred Stock being redeemed. If the Company shall fail to redeem all of the Series J Preferred Stock submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series J Preferred Stock may have under this Certificate of Designation and the Purchase Agreement, the applicable Redemption Price payable in respect of such unredeemed Series J Preferred Stock shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to a holder of shares of Series J Preferred Stock submitted for redemption, such holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the shares of Series J Preferred Stock that were submitted for redemption by such holder(s) under this Section 8 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Major Transaction shall be null and void with respect to those shares of Series J Preferred Stock submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Series J Preferred Stock submitted to the Company by each holder for redemption under this Section 8(d) and for which the applicable Redemption Price has not been paid and (iii) the Conversion Price of such returned shares of Series J Preferred Stock shall be adjusted to the lesser of
(A) the Conversion Price and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 8 shall have priority to payments to stockholders other than holders of Series H Convertible Preferred Stock in connection with a Major Transaction.

      (i) Company's Redemption Option. The Company may redeem all or a portion
          ---------------------------
of the Series J Preferred Stock outstanding upon five (5) days prior written notice (the "Company's Redemption Notice") at a price per share of Series J Preferred Stock equal to 150% of the Liquidation Preference Amount plus liquidated damages; provided, that if a holder has delivered a Conversion Notice to the Company or delivers a Conversion Notice within twenty-four (24) hours of receipt of the Company's Redemption Notice, the shares of Series J Preferred Stock designated to be redeemed may be converted by such holder. The Company's Redemption Notice shall state the date of redemption which date shall be the sixth (6th) day after the Company has delivered the Company's Redemption Notice (the "Company's Redemption Date"), the Company's Redemption Price and the number of shares to be redeemed by the Company. The Company shall not send a Company's Redemption Notice unless it has good and clear funds for a minimum of the amount it intends to redeem in a bank account controlled by the Company; provided that if the redemption is expected to be made contemporaneous with the closing of a public underwritten offering of the Company, then the Company may not have good and clear funds in the bank account at the time of the Company's Redemption Notice and may not send any such Company's Redemption Notice earlier than the day immediately prior to the date the public offering is priced. The Company shall deliver the Company's Redemption Price to the holder(s) within five (5) business days after the Company has delivered the Company's Redemption Notice, provided, that if the holder(s) delivers a Conversion Notice before the Company's Redemption Date, then the portion of the Company's Redemption Price which would be paid to redeem the shares of Series J Preferred Stock covered by such Conversion Notice shall be returned to the Company upon delivery of the Common Stock issuable in connection with such Conversion Notice to the holder(s). On the Redemption Date, the Company shall pay the Company's Redemption Price, subject to any adjustment pursuant to the immediately preceding sentence, to the holder(s) on a pro rata basis, provided, however, that upon receipt by the Company of the Preferred Stock Certificates to be redeemed pursuant to this Section 8(i), the Company shall, on the next business day following the date of receipt by the Company of such Preferred Stock Certificates, pay the Company's Redemption Price to the holder(s) on a pro rata basis. If the Company fails to pay the Company's Redemption Price by the sixth
(6th) business day after the Company has delivered the Company's Redemption Notice (or in the case of a public offering, the closing of the public offering), the redemption will be declared null and void and the Company shall lose its right to serve a Company's Redemption Notice in the future.

      (j) Notwithstanding any other provision herein to the contrary, in the event that the holders of Series H Convertible Preferred Stock are entitled to redemption rights relating to any event for which the holders of the Series J Preferred Stock also are entitled to redemption rights under this Section 8, redemptions made by the Company to all such holders shall be made on a pro rata basis based on the aggregate redemption proceeds that would have been received by such holders for the shares being redeemed had the full amount of redemption proceeds been available.

   9. Inability to Fully Convert.
      --------------------------

      (a) Holder's Option if Company Cannot Fully Convert. If, upon the
          -----------------------------------------------
Company's receipt of a Conversion Notice, the Company cannot issue shares of Common Stock for any reason, including, without limitation, because the Company
(w) does not have a sufficient number of shares of Common Stock authorized and available, (x) failed to call the Stockholder Meeting within the time period set forth in Section 7 hereof, or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Series J Preferred Stock pursuant to a Conversion Notice, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above and, with respect to the unconverted Series J Preferred Stock, the holder, solely at such holder's option, can elect, within five (5) business days after receipt of notice from the Company thereof to:

         (i) require the Company to redeem, out of lawfully available funds, from such holder those Series J Preferred Stock for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per share equal to the Triggering Event Redemption Price as of such Conversion Date (the "Mandatory Redemption Price"); or

         (ii) void its Conversion Notice and retain or have returned, as the case may be, the shares of Series J Preferred Stock that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice).

      (b) Mechanics of Fulfilling Holder's Election. The Company shall
          -----------------------------------------
immediately send via facsimile to a holder of Series J Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 9(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate
(i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Series J Preferred Stock which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 9(a) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert").

      (c) Payment of Redemption Price. If such holder shall elect to have its
          ---------------------------
shares redeemed pursuant to Section 9(a)(i) above, the Company shall pay the Mandatory Redemption Price in cash to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the Company's receipt of the holder's Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered to the holder. If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 9(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption

Price), in addition to any remedy such holder of Series J Preferred Stock may have under this Certificate of Designation and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may (i) void the Mandatory Redemption with respect to those Series J Preferred Stock for which the full Mandatory Redemption Price has not been paid, (ii) receive back such Series J Preferred Stock, and (iii) require that the Conversion Price of such returned Series J Preferred Stock be adjusted to the lesser of (A) the Conversion Price and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption.

         (d) Pro-rata Conversion and Redemption. In the event the Company
             ----------------------------------
receives a Conversion Notice from more than one holder of Series J Preferred Stock on the same day and the Company can convert and redeem some, but not all, of the Series J Preferred Stock pursuant to this Section 9, the Company shall convert and redeem from each holder of Series J Preferred Stock electing to have Series J Preferred Stock converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series J Preferred Stock held by such holder relative to the number shares of Series J Preferred Stock outstanding) of all shares of Series J Preferred Stock being converted and redeemed at such time.

         (e) Notwithstanding any other provision herein to the contrary, in the event that the holders of Series H Convertible Preferred Stock are entitled to conversion or redemption rights relating to any event for which the holders of the Series J Preferred Stock also are entitled to conversion or redemption rights under this Section 9, conversions or redemptions made by the Company to all such holders shall be made on a pro rata basis based on the aggregate conversion shares or redemption proceeds that would have been received by such holders for the shares being converted or redeemed had the full amount of conversion shares or redemption proceeds been available.

      10. Vote to Change the Terms of or Issue Preferred Stock. So long as ten
          ----------------------------------------------------
percent (10%) of the shares of Series J Preferred Stock remain outstanding, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than three-fourths (3/4) of the then outstanding shares of Series J Preferred Stock, shall be required
(a) for any change to this Certificate of Designation or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series J Preferred Stock, provided that issuances of securities junior to the Series J Preferred Stock will not be deemed to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series J Preferred Stock, or (b) for the issuance of shares of Series J Preferred Stock other than pursuant to the Purchase Agreement.

      11. Lost or Stolen Certificates. Upon receipt by the Company of evidence
          ---------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series J Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series J Preferred Stock into Common Stock.

      12. Remedies, Characterizations, Other Obligations, Breaches and
          ------------------------------------------------------------
Injunctive Relief. The remedies provided in this Certificate of Designation
-----------------
shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series J Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series J Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

      13. Specific Shall Not Limit General; Construction. No specific provision
          ----------------------------------------------
contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series J Preferred Stock and shall not be construed against any person as the drafter hereof.

      14. Failure or Indulgence Not Waiver. No failure or delay on the part of a
          --------------------------------
holder of Series J Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

      IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 6th day of December, 2001.

                             FIBERNET TELECOM GROUP, INC.



                             By:
                                 ----------------------------------------
                                 Name: Michael S. Liss
                                 Title: Chief Executive Officer

                                                                       EXHIBIT I

                          FIBERNET TELECOM GROUP, INC.
                                CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series J Preferred Stock of FiberNet Telecom Group, Inc. (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series J Preferred Stock, par value $.001 per share (the "Preferred Shares"), of FiberNet Telecom Group, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

    Date of Conversion:
                        -----------------------------------------------------

    Number of Preferred Shares to be converted:
                                                -----------------------------

    Stock certificate no(s). of Preferred Shares to be converted:
                                                                  -----------

      The Common Stock have been sold pursuant to the Registration Statement (as
defined in the Purchase Agreement): YES ____    NO____

Please confirm the following information:

         Conversion Price:
                           --------------------------------------------------

         Number of shares of Common Stock

         to be issued:
                      -------------------------------------------------------

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:
                                   -----------------------------------------

         Facsimile Number:
                                   -----------------------------------------

         Authorization:
                                   -----------------------------------------

                                   By:
                                       -------------------------------------

                                   Title:
                                          ----------------------------------

         Dated:


                                 PRICES ATTACHED